Exhibit 99.1

Hot Topic, Inc. Announces 2011 Changes Including ShockHound Closure

Provides Guidance for the 1st Quarter and Full Year of 2011

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--March 28, 2011--Hot Topic, Inc. (NASDAQ Global Select Market: HOTT) today announced the following business changes to better position the company for growth:

1. Discontinuation of the ShockHound.com business operations.
2. Write down of unproductive inventory.
3. Write down of fixed assets that are no longer critical to the strategic direction of the company.

The company estimates that implementing these changes, along with the severance costs related to recent changes in management, will result in a total pre-tax charge of approximately $15 million ($0.21 per diluted share) primarily in the first quarter of fiscal 2011.

The company issued first quarter (13 weeks ending April 30, 2011) guidance of a loss in the range of $0.01 to $0.04 per share, excluding the costs associated with the above changes. This guidance is based upon a low-single-digit decline in comparable store sales. The company also announced full year (52 weeks ending January 28, 2012) guidance of earnings per diluted share of $0.05 to $0.15 based upon a comp performance that is in the range of flat to down low-single-digits, excluding the costs associated with the above changes. The company now estimates that capital expenditures for 2011 will be approximately $25 million.

The company announced that Amy Kocourek, the Chief Merchandising Officer of the company’s Hot Topic division, has left the company effective March 28, 2011. Following the departure of Ms. Kocourek, Lisa Harper, Chief Executive Officer, will assume direct oversight for Hot Topic merchandising.

The company also announced the discontinuation of monthly sales reporting, effective in the third quarter of fiscal 2011. The company will report quarterly sales results on the first Wednesday following the close of each fiscal quarter. The company will continue to report monthly sales results through the end of the second quarter of fiscal 2011.

A conference call to discuss fourth quarter and fiscal year end results, business trends, guidance and other matters is scheduled for today at 4:30 PM (ET). The conference call number is 866-713-8564, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 67552082, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. As of February 26, 2011, the company operated 653 Hot Topic stores in all 50 states, Puerto Rico and Canada, 151 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to the transition of our Chief Executive Officer, financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 30, 2010 and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO 626-839-4681 x2675